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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)     MAY 13, 1998
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                            REPUBLIC INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

             1-13107                                     73-1105145
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    (Commission File Number)                  (IRS Employer Identification No.)

                               110 S.E. 6TH STREET
                          FT. LAUDERDALE, FLORIDA 33301
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          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code (954)769-7200
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                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 5.           OTHER EVENTS

         On May 13, 1998, Republic Industries, Inc., (the "Registrant"), announced that the Registrant intends to separate its solid waste services division, Republic Services, Inc., ("Republic Services"), from the Registrant's other businesses and operations. As part of the plan to separate Republic Services from the Registrant, Republic Services intends to complete an initial public offering of shares of its Class A Common Stock by the second or third quarter of 1998 (the "Offering"). In addition, the Registrant intends to distribute to its stockholders, subject to certain conditions, all of the Registrant's remaining shares of Republic Services in a tax-free spin-off transaction in 1999 (the "Distribution"). The Registrant will continue to operate its automotive retail and automotive rental businesses subsequent to the Distribution.

         Several business purposes underlie the proposed Distribution. The Registrant desires to access the capital markets and has determined that generating cash through the completion by Republic Services of the Offering will maximize value to the Registrant and its stockholders. All of the net proceeds from the proposed Offering are expected to be used by Republic Services to prepay a portion of certain amounts owed by it to the Registrant.

         The Registrant intends to use the funds received from Republic Services for the Registrant's future acquisitions, particularly in its automotive retail operations, and for the Registrant's other corporate purposes.




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         Completion of the Distribution will be subject to the satisfaction, or waiver by the Board of Directors of the Registrant (the "Board"), in its sole discretion, of the following conditions: (i) a private letter ruling (the "Letter Ruling") shall have been obtained and remain effective to the effect that, among other things, the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Internal Revenue Code of 1986, as amended, and will not result in recognition of any gain or loss for federal income tax purposes to the Registrant, Republic Services, or the Registrant's or Republic Services' respective stockholders, and such ruling shall be in form and substance satisfactory to the Registrant, in its sole discretion; (ii) any material governmental approvals and third-party consents necessary to consummate the distribution shall have been obtained and shall be in full force and effect; (iii) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect, and no other event outside the control of the Registrant shall have occurred or failed to occur that prevents the consummation of the Distribution; and (iv) no other events or developments shall have occurred subsequent to the Offering Closing Date that, in the judgment of the Board, would result in the Distribution having a material adverse effect on the Registrant or on the stockholders of the Registrant.

         The Registrant intends to apply for the Letter Ruling and to take all necessary steps to complete the Distribution within three months of obtaining the Letter Ruling. The Registrant does not plan to distribute its shares of common stock of Republic Services to the Registrant's stockholders without a satisfactory Letter Ruling. There is no assurance that the Registrant will receive a satisfactory Letter Ruling or that all other conditions to the completion of the Distribution will be satisfied. Consequently, there is no assurance that the Distribution will occur.

         Reference is made to the press release filed as Exhibit 99 hereto. The information set forth in Exhibit 99 is hereby incorporated by reference herein.



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         This Report contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Registrant's control which may cause the actual results, performance or achievements of the Registrant or Republic Services to be materially different from the results, performance or other expectations implied by these forward-looking statements. Such forward-looking statements include, among other things, discussions of the Registrant's and Republic Services' plans for the Offering and the Distribution, and expectations concerning market position, future operations, liquidity and capital resources, acquisitions, and achievement of financial benefits in connection therewith. Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. Some of these risk factors include, but are not limited to, the inability to complete the Offering or to complete the Distribution, as well as those disclosed in the Registrant's report on Form 10-K for the fiscal year ended December 31, 1997 and in its other filings with the Securities and Exchange Commission. The Registrant assumes no duty to update any forward-looking statements.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Not applicable

         (b)  Not applicable

         (c)  Exhibits

              The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             REPUBLIC INDUSTRIES, INC.



                                              By: /s/ James O. Cole
                                                  -----------------------------
                                                  James O. Cole
                                                  Senior Vice President,
                                                  General Counsel and Secretary

Dated: May 13, 1998



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                                INDEX TO EXHIBITS


      EXHIBIT                        EXHIBIT
       NUMBER                      DESCRIPTION
      -------                      -----------
         99           Press release dated May 13, 1998.







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